Form Of
                              CONSULTING AGREEMENT

By and Between Universal Detection Technology, Inc. and _________ , (the "Consultant").

This consulting agreement is made for the purpose of the Consultant to provide consulting services to the company for a period of one year. The Consultant agrees that it will from time to time arrange meetings, teleconferences, introductions, and the like with owners and operators of commercial real estate in the State of California. Such introductions will be for the purpose of introducing the company's BSM-2000 to such real estate owners and operators.

There will be no further consideration payable to the consultants regardless of whether any sales are made based on such introductions or not. Consultant will be responsible for any expense made in regard to the company.

Compensation: In payment for such services for the period of 1 year, the consultant shall receive _____ common shares of the company and will be entitled to have such shares registered on the next registration statement filed by the company.

Agreed and Accepted By:


By: /s/ Jacques Tizabi
Jacques Tizabi
President and CEO
Universal Detection Technology


By: ___________
Consultant